UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2008

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

To the extent applicable, the information regarding John J. Giamatteo disclosed under Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2008, John J. Giamatteo was appointed Chief Operating Officer of the Company. Mr. Giamatteo, age 41, served as President, Technology Products and Solutions and International Operations of RealNetworks from October 2006 to June 2008. Mr. Giamatteo joined RealNetworks in June 2005 and served as Executive Vice President, Worldwide Business Products and Services and International Operations from June 2005 to October 2006.

Mr. Giamatteo will receive an annual base salary of $435,000 and will be eligible to receive an annual bonus of up to 100% of his base salary based on the achievement of certain business performance target goals. The Compensation Committee of the Board of Directors has approved, in principle, Mr. Giamatteo's eligibility to earn an annual bonus of up to 200% of his annual base salary in 2009 based on the achievement of 2009 business performance target goals. Mr. Giamatteo is also eligible to participate in the Company’s standard benefit plans.

On June 24, 2008, Mr. Giamatteo was granted an option under the Company’s 2005 Stock Incentive Plan to purchase 375,000 shares of the Company’s Common Stock having an exercise price equal to the closing price of RealNetworks Common Stock on the grant date. The options will vest and become exercisable over four years, with 20% of the options vesting on each of December 24, 2010 and June 24, 2011, and an additional 30% of the options vesting on each of December 24, 2011 and June 24, 2012, assuming continued employment with RealNetworks. In addition, on June 24, 2008, Mr. Giamatteo was granted 208,333 restricted stock units (the "RSUs"). The RSUs will vest over four years, with 16% of the RSUs vesting on June 24, 2009, an additional 24% of the RSUs vesting on June 24, 2010, an additional 12% of the RSUs vesting on each of December 24, 2010 and June 24, 2011, and an additional 18% of the RSUs vesting on each of December 24, 2011 and June 24, 2012, assuming continued employment with RealNetworks.

In the event RealNetworks terminates the employment of Mr. Giamatteo without cause during the first two years of vesting of the RSUs and stock options described in the foregoing paragraph, there will be accelerated vesting applicable to the RSUs and stock options as follows: (a) if such termination of employment occurs during the first twelve months following Mr. Giamatteo's promotion to Chief Operating Officer ("Year 1"), 4,861 RSUs will become vested for each completed month of employment during Year 1 in lieu of the 33,333 RSUs that would vest on the first anniversary of such promotion, and 6,250 options will become vested for each completed month of employment during Year 1; and (b) if such termination occurs during the second twelve month period following Mr. Giamatteos' promotion to COO ("Year 2"), 25,000 RSUs will become vested, plus an additional 5,556 RSUs for each completed month of employment during Year 2, in lieu of the 50,000 RSUs that would vest on the second anniversary of such promotion, and 4,167 options will become vested for each completed month of employment during Year 2 in addition to 75,000 options that would have become vested on the first anniversary of such promotion had such termination of employment occurred on such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

June 26, 2008	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: SVP, General Counsel and Corp. Secretary